UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Four Oaks Fincorp, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

Four Oaks Fincorp, Inc.

May 3, 2013

Dear Shareholder:

Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2012 Annual Report to Shareholders and proxy card for Four Oaks Fincorp, Inc.’s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card; (2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

The Annual Meeting will begin at 7:00 p.m. on Monday, June 3, 2013, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, vote to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, vote to approve an amendment to the Articles of Incorporation of Four Oaks Fincorp, Inc., as amended, increasing the number of authorized shares of our company's common stock from 20,000,000 to 80,000,000, vote, on an advisory (nonbinding) basis, to approve executive compensation, vote, on an advisory (nonbinding) basis, on the frequency of future shareholder advisory votes to approve executive compensation, and transact any other business properly brought before the meeting.

In compliance with applicable regulations, our company’s financial statements and other required disclosures are presented in the Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company’s financial condition as of December 31, 2012.

As mentioned above, we also have included a Summary 2012 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

Sincerely yours,

/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer,
and President

FOUR OAKS FINCORP, INC.

6114 US 301 South

Four Oaks, North Carolina 27524
_____________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Monday, June 3, 2013
_____________________________________________________________________

You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Monday, June 3, 2013 at 7:00 p.m., local time, in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, for the following purposes:

(1)    To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

(2)    To ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3)    To approve an amendment to the Articles of Incorporation of Four Oaks Fincorp, Inc., as amended, increasing the number of authorized shares of our company's common stock from 20,000,000 to 80,000,000;

(4)    To vote, on an advisory (nonbinding) basis, to approve executive compensation;

(5)    To vote, on an advisory (nonbinding) basis, on the frequency of future shareholder advisory votes to approve executive compensation; and

(6)    To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on April 3, 2013 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2012, is enclosed herewith.

Your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, please complete and return the proxy card as soon as possible in the envelope provided for that purpose, OR vote via the Internet or telephone as provided on the proxy card. If you return your card or vote over the Internet or telephone and decide to attend the Annual Meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors
/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer, and
President
May 3, 2013

FOUR OAKS FINCORP, INC.

6114 US 301 South
Four Oaks, North Carolina 27524

PROXY STATEMENT

This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, and Summary 2012 Annual Report to Shareholders are being mailed to shareholders on or about May 3, 2013 by Four Oaks Fincorp, Inc. in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting of Shareholders to be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina on Monday, June 3, 2013, at 7:00 p.m., local time, and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means. We may also engage a proxy solicitation firm to solicit proxies on terms and at costs reasonably acceptable to our board of directors.

Important Notice Regarding the Availability of Proxy Materials
For the Shareholder Meeting to Be Held on June 3, 2013:

The Summary 2012 Annual Report to Shareholders and Proxy Statement are also available on the Internet at http://www.cfpproxy.com/5662.

ANNUAL MEETING

Purposes of the Annual Meeting

The principal purposes of the annual meeting are to (i) elect nine (9) nominees to our board of directors; (ii) ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) approve an amendment to the Articles of Incorporation of Four Oaks Fincorp, Inc., as amended (the “Articles of Incorporation”), increasing the number of authorized shares of our company's common stock from 20,000,000 to 80,000,000; (iv) vote, on an advisory (nonbinding) basis, to approve executive compensation; (v) vote, on an advisory (nonbinding) basis, on the frequency of future shareholder advisory votes to approve executive compensation; and (vi) transact such other business as may properly come before the annual meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the annual meeting or any adjournments thereof. Nonetheless, the proxies named on the enclosed proxy card may vote in accordance with their discretion on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

You may vote shares by proxy or in person using one of the following methods:

•Voting by Telephone. You may vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, June 3, 2013, at 3:00 a.m. Eastern time. If you vote by telephone, you need not return your proxy card.

•Voting by Internet. You may vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, June 3, 2013, at 3:00 a.m. Eastern time. If you vote over the Internet, you need not return your proxy card.

•Voting by Proxy Card. You may vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, May 31, 2013.

Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

•	filing a written notice of revocation with our corporate secretary;

•	duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

•	timely submitting new voting instructions by telephone or over the Internet as described above; or

•	attending the annual meeting and voting in person.

If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted “FOR” the election of the nine (9) nominees to our board of directors, “FOR” the ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the amendment to the Articles of Incorporation increasing the number of authorized shares of our company's common stock from 20,000,000 to 80,000,000, “FOR” the approval of executive compensation, and “FOR” holding future shareholder advisory votes to approve executive compensation every year.

Record Date

Our board of directors has fixed the close of business on April 3, 2013 as the record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting and all adjournments thereof. As of the close of business on April 3, 2013, we had 7,919,646 shares of common stock outstanding.

Voting Rights

On all matters to come before the annual meeting, each holder of common stock will be entitled to one (1) vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this Proxy Statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of April 3, 2013 regarding shares of our common stock beneficially owned by: (i) each director; (ii) each director nominee; (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement; and (iv) all current directors and executive officers as a group. As of April 3, 2013, we are not aware of any person who beneficially owns more than five percent (5%) of our common stock. The business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Ayden R. Lee, Jr.(2)	154,799	2.0%
Paula Canaday Bowman(3)	67,555	*
William J. Edwards(4)	37,293	*
Warren L. Grimes(5)	25,713	*
Percy Y. Lee(6)	68,489	*
Dr. R. Max Raynor, Jr.(7)	58,269	*
Clifton L. Painter(8)	58,543	*
Jeff D. Pope(9)	26,080	*
Michael A. Weeks(10)	50,773	*
John Lampe II	1,500	*
Robert G. Rabon	2,000	*
All Current Directors and Executive Officers as a Group (14 persons) (11)	598,476	7.6%
_________________
*Less than 1%

(1)
Based upon 7,919,646 shares of common stock outstanding on April 3, 2013. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days of April 3, 2013 under outstanding stock options. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Includes 15,000 shares subject to stock options which are exercisable within 60 days of April 3, 2013, and 34,725 shares owned by Mr. Lee’s spouse who has sole voting and investment power with respect to such shares.

(3)	Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013.

(4)
Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013, 2,684 shares owned by Mr. Edwards’ spouse who has sole voting and investment power with respect to such shares, and 221 shares held in Mr. Edwards’ name as custodian for his granddaughter.

(5)
Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013, 10,677.6681 shares owned jointly with Mr. Grimes’ spouse, and 2,162.8215 shares owned by Mr. Grimes’ spouse who has sole voting and investment power with respect to such shares.

(6)	Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013, and 46,240.8131 shares owned jointly with Mr. Lee’s spouse.

(7)	Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013.

(8)
Includes 7,800 shares subject to stock options which are exercisable within 60 days of April 3, 2013, 3,514 shares owned by Mr. Painter’s spouse who has sole voting and investment power with respect to such shares, and 601 shares held in Mr. Painter’s name as custodian for his child.

(9)	Includes 7,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013 and 2,985 shares pledged as security.

(10)
Includes 1,500 shares subject to stock options which are exercisable within 60 days of April 3, 2013, 14,587 shares owned by Mr. Weeks’ spouse who has sole voting and investment power with respect to such shares, and 9,848.1093 shares held in Mr. Weeks’ name as custodian for his children and grandchildren.

(11)	For all current directors and executive officers as a group, includes a total of 59,925 shares subject to stock options which are exercisable within 60 days of April 3, 2013.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer (“CEO”), other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, William J. Edwards, Warren L. Grimes, John Harold Lampe, II, Percy Y. Lee, Robert Gary Rabon, Dr. R. Max Raynor, Jr., and Michael A. Weeks meet the definition of “independent director” as that term is defined in the Nasdaq Listing Rules.

There are no family relationships between any of our directors or executive officers. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last ten years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last ten years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Leadership Structure

Our CEO also serves as the Chairman of our board of directors and we have a Lead Independent Director with broad authority and responsibility. Our board of directors has determined that it is appropriate for Ayden R. Lee, Jr. to serve as both our CEO and Chairman at this time since Mr. Lee has the most familiarity with our company and its unique challenges from his position in senior management and since he is the longest serving member of our board of directors. As such, his ability to lead discussions on matters affecting our company maximizes the efficiency and productivity of the board of directors. Mr. Lee also acts as a bridge between management and the board of directors, helping both groups to act with a common purpose and thereby ensuring maximum value for shareholders.

Michael A. Weeks currently serves as our Lead Independent Director. The Lead Independent Director’s responsibilities include 1) presiding over all meetings of our board of directors at which the Chairman is not present, including executive sessions of the independent directors; 2) serving as liaison between the Chairman and the independent directors; 3) reviewing and providing input on the agenda and materials to be provided to directors in advance of each board meeting, in consultation with the Chairman; 4) adding items to the agenda, as necessary; 5)

calling meetings of the independent directors, as necessary; 6) serving on our nominating and corporate governance committee; and 7) ensuring that he is available for consultation and direct communication, upon shareholder request. Our governance policy is that our independent directors will meet in executive sessions without the presence of members of our management at least quarterly. These meetings will occur in connection with regularly scheduled board meetings and from time to time as the independent directors deem necessary or appropriate. In 2012, only two such meetings were held.

Given the experience of the current CEO-Chairman and the role of our Lead Independent Director to further promote the governance goals of effectively overseeing risk, actively developing and implementing corporate strategy and maximizing the efficiency and effectiveness of our board and its committees, the board of directors finds the combined CEO-Chairman role to be in the best long-term interest of our company and its shareholders at this time.

Board’s Role in Risk Oversight

We operate in a complex environment and are subject to a number of significant risks. Our board of directors works with our senior management to manage the various risks we face. The role of our board of directors is one of oversight of our risk management processes and procedures; the role of our management is to implement those processes and procedures on a daily basis and to identify, manage and mitigate the risks that we face. As part of its oversight role, our board of directors will regularly discuss, both with and without management present, our risk profile and how our business strategy effectively manages and leverages the risks that we face.

To facilitate its oversight of our company, our board of directors has delegated certain functions (including the oversight of risks related to these functions) to board committees. Our audit and risk committee assists our board of directors in fulfilling its oversight responsibilities with regard to the identification, assessment, review, and reporting of risks inherent in our business and the control processes with respect to such risks. In this role, our audit and risk committee reviews and assesses the adequacy of the framework and related processes established to identify, evaluate, prioritize, monitor, and report on current and emerging internal and external risk exposures within and across business units and provides guidance to our board of directors on ensuring risk exposures are adequately evaluated and tolerances are appropriately measured and established. The audit and risk committee is also responsible for reviewing and concurring in the appointment of our company’s chief risk officer and overseeing and evaluating the chief risk officer’s performance. Our compensation committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions. Our nominating and corporate governance committee evaluates whether the composition of our board of directors and corporate governance policies and practices are appropriate to fulfill the board’s fiduciary duties and respond to the risks that we face. The asset liability management committee, which is composed of four board members and certain members of management and reports to the full board, considers interest rate, liquidity, and other related risks, limits, and strategies. The roles of these committees, except for the asset liability management committee, are discussed in more detail below.

Although our board of directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full board regarding its activities. These ongoing discussions enable the board of directors to monitor our risk exposure and evaluate our risk mitigation efforts.

Board of Directors Meetings

During the last fiscal year, our board of directors met fourteen (14) regular times. Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

We do not have a stated policy regarding director attendance at our annual meeting of shareholders, but encourage our directors to attend each annual meeting of shareholders. At last year’s annual meeting of shareholders, held on June 11, 2012, ten (10) directors were present and in attendance.

Board Committees

Our board of directors has three standing committees: the audit and risk committee, the compensation committee, and the nominating and corporate governance committee.

The Audit and Risk Committee. The audit and risk committee is composed of Warren L. Grimes (chairman), R. Gary Rabon, and Michael A. Weeks and operates under a written charter, which the board reviews and reassesses annually. The committee’s charter is available on our website at http://www.fouroaksbank.com in the “Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our board of directors, in its business judgment, has made an affirmative determination that each of Messrs. Grimes, Rabon, and Weeks meets the definition of “independent director” as that term is defined by Nasdaq Listing Rules and SEC rules, including the special independence requirements applicable to audit committee members. In addition, two members of our audit and risk committee have past financial experience resulting in their financial sophistication as required by Nasdaq Listing Rules.

The board of directors has determined that Mr. Rabon meets the definition of “audit committee financial expert” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During 2012, John W. Bullard, who tendered his resignation as a member of our board of directors, effective as of March 31, 2013, served on the audit and risk committee and was determined to be an “audit committee financial expert” during his service. During his service, Mr. Bullard did not meet the definition of “independent director” as that term is defined by Nasdaq Listing Rules or SEC rules and did not meet the special independence requirements applicable to audit committee members due to certain transactions between Mr. Bullard and our company arising out of the merger of LongLeaf Community Bank with and into Four Oaks Bank & Trust Company in 2008. The board of directors nevertheless appointed Mr. Bullard to the audit and risk committee because it determined that it was in our best interest to utilize Mr. Bullard's significant financial experience through service on the audit and risk committee. In addition, our securities are quoted on the OTC Bulletin Board and are not listed on a national securities exchange. Therefore, neither the SEC nor the Nasdaq Listing Rules regarding independence are applicable to our board of directors.

The audit and risk committee was established by our board of directors for the purpose of overseeing our risk management, our accounting and financial reporting processes and audits of our financial statements. The audit and risk committee reviews the results and scope of the annual audit and other services provided by our independent auditor and reviews our financial statements and audit letters provided by our independent auditor. The audit and risk committee is also responsible for reviewing our systems of internal control over financial reporting with management and the independent auditor. In addition, the audit and risk committee oversees our company’s risk management, internal audit, and compliance functions and is responsible for hiring and setting the compensation of the independent auditor, reviewing and concurring in the appointment of our chief risk officer and general auditor, and reviewing and approving the evaluation and compensation of our chief risk officer, general auditor, and compliance officer. The audit and risk committee met fourteen (14) times during 2012.

The Compensation Committee. The compensation committee is composed of Warren L. Grimes (chairman), Paula Canaday Bowman, Dr. R. Max Raynor, Jr., John H. Lampe, II and Michael A. Weeks, each of whom the board, in its business judgment, has determined meets the definition of “independent director” as that term is defined by the Nasdaq Listing Rules. During 2012, the compensation committee met five (5) times. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the “Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The compensation committee may not delegate its authority to other persons under its charter.

The compensation committee has two primary responsibilities: (i) assisting the board of directors in carrying out its responsibilities in determining the compensation of our CEO and executive officers as well as members of the board of directors; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions. The compensation committee, subject to the provisions of our Amended and Restated Nonqualified Stock Option Plan, as amended (referred to herein as the “Nonqualified Stock Option Plan” or the “Option

Plan”), also has authority in its discretion to determine the employees and directors to whom stock options shall be granted, the number of shares to be granted to each employee or director, and the time or times at which options should be granted. The CEO makes recommendations to the compensation committee about equity awards to our employees (other than the CEO).

The CEO reviews the performance of our executive officers (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee with respect to his own compensation. The compensation committee approves all compensation decisions involving the CEO and our other executive officers.

The Nominating and Corporate Governance Committee. The members of our nominating and corporate governance committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, and Michael A. Weeks, each of whom the board has determined, in its business judgment, meets the definition of “independent director” as that term is defined by the Nasdaq Listing Rules. During 2011, the nominating and corporate governance committee met one (1) time. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank.com in the “Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Pursuant to the committee’s charter, the board of directors has delegated certain responsibilities to the committee regarding director nominations, criteria for proposing or recommending proposed nominees for election and re-election to the board of directors and providing guidance to the board on corporate governance policies and practices.

To be considered by our nominating and corporate governance committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having his or her primary banking relationship with us, meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board of directors. When evaluating candidates, the committee considers the following attributes and corresponding criteria set forth by the committee: education, additional training, knowledge, work experience, perspective, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability, dedication, absence of conflicts of interest, independence, and any other relevant factors the committee deems appropriate in the context of the needs of our board of directors. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees.

The nominating and corporate governance committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Code of Ethics

Our board of directors has adopted a code of ethics (our “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

A copy of our Code of Ethics is available at http://www.fouroaksbank.com in the “Investor Information” section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177). Consistent with Item 5.05 of Form 8-K, we intend to disclose future amendments to, or waivers from, our Code of Ethics on our website within four business days following the date of such amendment or waiver.

Proposal No. 1

ELECTION OF DIRECTORS

The following table and accompanying biographies provide information on our nominees for election to the board of directors:

Name	Age	Director Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Ayden R. Lee, Jr.	64	1983	Chairman of the Board of Directors, Chief Executive Officer, and President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.
Michael A. Weeks	61	2007
Lead Independent Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Since 1987, Mr. Weeks has served as architect and President of Weeks Turner Architecture, P.A., a full service architectural firm.  Mr. Weeks is also Member Manager of the following real estate development companies: PPPV, LLC, Atlantic Park, LLC, Weeks & Sherron, LLC, PTW Properties, LLC, Weeks Sherron & Turner, LLC, Serwee Associates, LLC, South Main Associates, LLC, Durant Business Center, LLC, Tryon Theater, LLC, Knightdale Business Partners, LLC, APMW, LLC, WRS, LLC, Brown Street, LLC, Mann’s Chapel Properties, LLC and Bud Leigh, LLC.  Mr. Weeks also serves as Member Manager of a family farm, Weeks Associates, LLC, and co-owner of Lake Wheeler Mobile Estates, LLC, a mobile home park.  In addition, Mr. Weeks has diverse experience serving on various government, community and private boards.

Dr. R. Max Raynor, Jr.	55	2000
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Dr. Raynor has been an optometrist since 1985 and owns Professional Eye Care, a full scope eye care practice, with locations in Benson, Clinton and Roseboro, North Carolina.

Paula Canaday Bowman	64	1989	Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Ms. Bowman is a retired school teacher. Since 2006, Ms. Bowman has served as director of Benson Area Medical Center.
William J. Edwards	69	1990	Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Since 1975, Mr. Edwards has served as President, Chief Executive Officer, and Chairman of the Board of Edwards Food Stores.
Percy Y. Lee	72	1992
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Since 1975, Mr. Lee has served as President of T.R. Lee Oil Co., a retailer of LP gas, gasoline, oil, and garage work and inspection station.  Mr. Lee is also the co-owner of Lee Brother’s Partners, a rental property company and land developer, since 1990 and owner of Percy Lee Rental, a rental property company, since 2000.

Name	Age	Director Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Warren L. Grimes	65	1992
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Since 2001, Mr. Grimes has served as Executive Director of Smithfield Housing Authority, which provides public housing for low income persons.  Mr. Grimes has also served as Partner in Reedy Creek Direct Marketing Associates, a website hosting company, as Chief Financial Officer of Reedy Creek Technologies, a software development company, and owned and operated a private solid waste business for 22 years.

John Lampe II	53	2012
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Since 1987, Mr. Lampe has served as partner of Guy C. Lee Building Materials, LLC and as President of Guy C. Lee Building Materials of Smithfield, Inc., which are building materials retailers. Mr. Lampe has also served as Managing Partner of Ample Lending Group, LLC, a private lender to builders for new home construction, since 2005 and as President of The Lampe Company, Incorporated, a real estate company, since 2000. In addition, Mr. Lampe is a partner of various limited partnerships and limited liability companies.

Robert G. Rabon	59	2012
Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company. Mr. Rabon is a founding partner of Rabon & Dailey, LLP, an accounting firm established in 1981. Since 2001, he has also served as CEO or Co-CEO of Coldwell Banker Advantage, a residential real estate firm. Mr. Rabon is a principle partner of Advantage Lending, LLC, a residential mortgage broker, and a partner in Cardinal Title, LLC, an affiliated title insurance company. He is also a managing member of various limited liability companies that own and manage office properties and an industrial site. Mr. Rabon is a licensed real estate broker and certified public accountant (CPA). The board of directors of Four Oaks Fincorp, Inc. has determined that Mr. Rabon, who serves on the audit and risk committee of the board, meets the definition of “audit committee financial expert” as that term is defined under the Exchange Act.

Factors Bearing on Qualifications of Directors

The experience, qualifications, attributes, skills and other factors that lead our board of directors to conclude that each of our directors listed in the table above should serve or continue to serve as a director are described below.

Ayden R. Lee, Jr.

•
Management experience and understanding of our goals, values and culture through service as Chief Executive Officer since 1980, a director since 1983, President since 1989, and Chairman of the Board of Directors since 2006;

•	Extensive knowledge of the banking industry and experience with various regulatory agencies;

•	A certified public accountant (CPA);

•	Accounting background and ability to read and analyze financial information;

•	Leadership skills and ability to work with and motivate others; and

•	Visible and active community leader.

Michael A. Weeks

•	Understanding of our culture, values and goals through service as a director of our company since 2007;

•	Management experience through managing, operating, and growing a successful architectural firm since 1987;

•	Ability to read and analyze financial statements and communicate with accounting professionals;

•	Knowledge of the real estate market in a portion of our banking market through managing various real estate development companies;

•	Familiarity with regulatory agencies and procedures gained from his broad-ranging experience on government and private boards and his real estate development activities; and

•	Visible and active community leader.

Dr. R. Max Raynor, Jr.

•	Understanding of our goals, values and culture through service as a director of our company since 2000;

•	Management experience through managing, operating, and growing a successful eye care practice since 1985;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base; and

•	Visible and active community leader.

Paula Canaday Bowman

•	Understanding of our goals, values and culture through service as a director of our company since 1989;

•	Varied prior board experience through service on the nominating and corporate governance committee and the compensation committee and as director of Benson Area Medical Center;

•	Knowledge of the economy in a large part of our market area; and

•	Substantial personal financial interest in our long-term growth, stability and success because of her ownership of our stock.

William J. Edwards

•	Understanding of our goals, values and culture through service as a director of our company since 1990;

•	Ability to read and analyze financial statements;

•	Management experience through managing, operating, and growing a successful retail company since 1975; and

•	Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base.

Percy Y. Lee

•	Understanding of our goals, values and culture through service as a director of our company since 1992;

•	Management experience through managing, operating, and growing a successful retail and service company since 1975;

•	Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base; and

•	Knowledge of the real estate market in a portion of our banking market through ownership of rental property companies.

Warren L. Grimes

•	Understanding of our goals, values and culture through service as a director of our company since 1992;

•	Ability to read and analyze financial statements;

•	Management experience as owner and operator of a private solid waste business for 22 years; and

•	Familiarity with regulatory agencies and procedures gained from service as executive director of a public housing authority.

John Harold Lampe II

•	Extensive experience in builder credit, lending, collections, and negotiated settlements through ownership and management of a private lender to builders for new home construction;

•	Management experience through managing, operating, and growing a successful supply company since 1987;

•	Knowledge of the real estate market in a portion of our banking market through management of a real estate company; and

•	Ability to identify with the financial needs of small and mid-sized businesses, which is an important segment of our customer base.

Robert Gary Rabon

•	A certified public accountant (CPA);

•	Accounting background and ability to read and analyze financial information;

•	Extensive knowledge of the real estate market in a portion of our banking market through experience as a real estate broker;

•	Leadership skills and ability to effectively communicate goals, values and culture that motivate others within an organization; and

•	Management experience in multiple industries.

Number of Directors and Term

The number constituting our board of directors must be at least five (5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at nine (9). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

All of our directors hold office until the next annual meeting or until their successors are elected and qualified. Each of our executive officers holds office until his or her death, resignation, retirement, removal, disqualification or until his or her successor is appointed and qualified. Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than nine (9) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

Vote Requirement

Pursuant to North Carolina law, the nine (9) candidates who receive the highest number of votes will be elected as directors.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

AUDIT AND RISK COMMITTEE REPORT

As described above, the audit and risk committee of our board of directors is composed of Warren L. Grimes (chairman), R. Gary Rabon, and Michael A. Weeks and operates under a written charter adopted by the board of directors, which is available on our website at http://www.fouroaksbank.com in the “Investor Information” section under the listing for governance documents.

Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The audit and risk committee’s responsibility is to monitor and oversee these processes. The audit and risk committee also hires and sets the compensation for our independent auditor. Members of the audit and risk committee rely without independent verification on the information provided to them and on representations of management and our independent auditor.

Accordingly, the audit and risk committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and risk committee’s considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that our auditors are in fact “independent.”

In this context, the audit and risk committee has met and held discussions with our management, who represented to the audit and risk committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit and risk committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor. The audit and risk committee also discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Our independent auditor also provided to the audit and risk committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit and risk committee concerning independence, and the audit and risk committee has discussed with the independent auditor its independence.

Based upon the audit and risk committee’s discussions with management and the independent auditor and the audit and risk committee’s review of our consolidated financial statements, representations of management, and the report of the independent auditor to the audit and risk committee, and subject to the limitations on the role and responsibility of the audit and risk committee referred to above and the audit and risk committee charter, the audit and risk committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

Audit and Risk Committee
Warren L. Grimes (chairman)
R. Gary Rabon
Michael A. Weeks

INFORMATION CONCERNING EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Executive officers are appointed by our board of directors, or a duly appointed officer if authorized by the board of directors, to hold office until their death, resignation, retirement, removal, disqualification or until their successor is appointed and qualified. Additional information regarding Mr. Lee is included in the director profiles set forth above.

Name	Age	Executive Officer Since	Positions and Offices with our Company & Business Experience During Past Five (5) Years
Ayden R. Lee, Jr.	64	1980	Chief Executive Officer and President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company
Clifton L. Painter	64	1989
Senior Executive Vice President, Chief Operating Officer and Chief Credit Officer of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Mr. Painter has been our Senior Executive Vice President since 1990, Chief Operating Officer since 1993, and Chief Credit Officer since 2005.  From 1989 to 1990, Mr. Painter served as Senior Vice President, as City Executive from 1988 to 1993, and as Vice President and Branch Manager from 1986 to 1988.

Nancy S. Wise	57	1992
Executive Vice President, Chief Financial Officer of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company.  Ms. Wise has been our Executive Vice President and Chief Financial Officer since 2005.  She joined our company as Senior Vice President and Chief Financial Officer in 1991.

W. Leon Hiatt, III	45	1996
Executive Vice President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, Chief Administrative Officer of Four Oaks Bank & Trust Company.  Mr. Hiatt has been our Executive Vice President and Chief Administrative Officer of Four Oaks Bank & Trust Company since 2005.  From 1996 to 2004, he served as our Senior Vice President, and from 1994 to 1996, he served as our Credit Administrator.

Jeff D. Pope	56	2004
Executive Vice President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, Chief Banking Officer of Four Oaks Bank & Trust Company.  Mr. Pope has been our Executive Vice President and Chief Banking Officer of Four Oaks Bank & Trust Company since January 2009.  From 2005 until January 2009, he served as Executive Vice President and Branch Administrator, and from 2000 until 2005, he served as Senior Vice President and Regional Executive.

Lisa S. Herring	37	2009
Executive Vice President of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust Company, Chief Risk Officer of Four Oaks Bank & Trust Company.  Ms. Herring has been our Executive Vice President and Chief Risk Officer of Four Oaks Bank & Trust Company since July 2009.  From 2005 until July 2009, Ms. Herring served as our Senior Vice President and General Auditor.  From 2002 until 2005, Ms. Herring served as our Vice President and General Auditor.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the annual and long-term compensation paid to, or accrued by us for, our CEO and our next two most highly compensated executive officers during 2012 for services rendered to us during the fiscal years ended December 31, 2012 and 2011. We refer to the persons identified in the table below as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	All other compensation ($)		Total ($)
Ayden R. Lee, Jr., Chairman, Chief Executive Officer and President	2012	$267,502	$200	$4,345	$3,592	(2)	$275,639
	2011	$267,502	$200	$6,690	$3,485	(3)	$277,877
Clifton L. Painter, Senior Executive Vice President, Chief Operating Officer and Chief Credit Officer	2012	$166,552	$200	$2,259	$2,843	(4)	$171,854
	2011	$166,552	$200	$3,479	$2,862	(5)	$173,093
Jeff D. Pope, Executive Vice President, Chief Banking Officer	2012	$155,219	$200	$2,173	$2,091	(6)	$159,683
	2011	$155,219	$200	$3,345	$2,692	(7)	$161,456

(1)
Reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) of the option awards granted to each of our named executive officers. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2012 and 2011 are included in Note N of our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on March 28, 2013.

(2)	Includes $3,247 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $345 in life insurance premiums paid by us on behalf of the named executive officer.

(3)	Includes $3,121 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $364 in life insurance premiums paid by us on behalf of the named executive officer.

(4)	Includes $2,498 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $345 in life insurance premiums paid by us on behalf of the named executive officer.

(5)	Includes $2,498 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $364 in life insurance premiums paid by us on behalf of the named executive officer.

(6)	Includes $1,746 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $345 in life insurance premiums paid by us on behalf of the named executive officer.

(7)	Includes $2,328 in contributions under our Four Oaks Bank & Trust Company Retirement Plan and $364 in life insurance premiums paid by us on behalf of the named executive officer.

Amended and Restated Executive Employment Agreements

On December 11, 2008, we entered into Amended and Restated Executive Employment Agreements (the “Employment Agreements”) with the CEO and the other named executive officers. The Employment Agreements provide the named executive officers a base annual salary that may be increased at the discretion of the board of directors and also provide for additional benefits generally available to executive personnel and to all salaried employees, including insurance benefits, sick leave, and reimbursement of expenses incurred in the course of performing duties under the Employment Agreement. Each Employment Agreement provides for termination by us for Cause or Disability (each as defined in the Employment Agreements) of the executive officer as well as by us without Cause. In the event the executive officer’s employment is terminated without Cause prior to a Change in Control (as defined in the Employment Agreements) or because of Disability, the executive officer is entitled to receive as a lump sum an amount equal to his then current monthly salary for the greater of six months or the then remaining term of the Employment Agreement.

The Employment Agreements with each of our named executive officers also provide for certain severance benefits in the event the executive officer’s employment is terminated within two years following a Change in Control. If the executive officer’s employment is terminated by us within two years following a Change in Control without Cause or if the executive officer terminates his employment for Good Reason within two years following a Change in Control, then the executive officer is entitled to receive as a lump sum a severance payment equal to two times his most recent annual compensation, including the amount of his most recent bonus. In addition, the named executive officer is entitled to reimbursement for additional costs he incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he obtains comparable coverage in connection with subsequent employment.

2012 Stock Option Grants

Grants of stock options to our named executive officers under our Nonqualified Stock Option Plan are made completely at the discretion of the board of directors or the compensation committee after a fiscal year is ended based upon the actual performance of our common stock, the compensation committee’s discretionary assessment of an individual’s performance and responsibilities, and position with our company. Historically, the board of directors has granted options during its annual February meeting following the end of a fiscal year. The following table contains information about the options held by our named executive officers at December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

Name	Number of Securities underlying unexercised options (#) Exercisable		Number of Securities underlying unexercised options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Ayden R. Lee, Jr.	—		5,000	(1)	1.70	2/25/2017
	—		5,000	(2)	3.00	2/28/2016
	5,000	(3)	0		5.50	2/24/2015
	5,000	(4)	0		8.64	2/25/2014
Clifton L. Painter	—		2,600	(1)	1.70	2/25/2017
	—		2,600	(2)	3.00	2/28/2016
	2,600	(3)	0		5.50	2/24/2015
	2,600	(4)	0		8.64	2/25/2014
Jeff D. Pope	—		2,500	(1)	1.70	2/25/2017
	—		2,500	(2)	3.00	2/28/2016
	2,500	(3)	0		5.50	2/24/2015
	2,200	(4)	0		8.64	2/25/2014

(1)	Option was granted on February 27, 2012 pursuant to our Nonqualified Stock Option Plan. This option has a two-year vesting period and expires five years after the date of grant.

(2)	Option was granted on February 28, 2011 pursuant to our Nonqualified Stock Option Plan. This option has a two-year vesting period and expires five years after the date of grant.

(3)	Option was granted on February 24, 2010 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires five years after the date of grant.

(4)	Option was granted on February 25, 2009 pursuant to our Nonqualified Stock Option Plan. This option is fully vested and exercisable and expires five years after the date of grant.

All of the options listed above expire on the earlier of the date indicated in the option expiration date column or 15 months after termination of the recipient’s employment, except in cases of death or disability. Options may be exercised to the extent they are vested. Upon termination of employment, all unvested options are forfeited, except in cases of death or disability, in which case the vesting is accelerated. Upon a merger in which we are not the surviving corporation, or liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

SERP

Under the terms of the Supplemental Executive Retirement Plan (“SERP”) adopted for Ayden R. Lee, Jr. by our subsidiary, Four Oaks Bank & Trust Company, upon Mr. Lee’s retirement from the bank, the bank will provide him with supplemental annual payments for the remainder of his life. The purpose of the SERP is to encourage Mr. Lee to remain as an employee of the bank and to reward him for contributing materially to the success of the bank. Under the SERP, upon Mr. Lee’s retirement on or after the normal retirement age of 65, the bank will be obligated to pay Mr. Lee in monthly installments an annual payment in an amount which, when added to Mr. Lee’s 401(k) benefits (based on future estimated amounts) and social security benefits (based on future estimated amounts), will ensure Mr. Lee a total normal retirement benefit equal to 75% of his Average Annual Compensation (as defined in the SERP) on the date of his retirement. If Mr. Lee retires before age 65, the annual payment as a percentage of Mr. Lee’s normal retirement benefit will vary (from 58% of normal retirement benefit at age 55 to 100% at age 62). The annual payments, which we are obligated to pay Mr. Lee each year after his retirement, are subject to certain limitations, including a maximum limit of $50,000 per year. In the event of a change of control (as defined in the SERP) of Four Oaks Fincorp, Inc. or the bank and termination of Mr. Lee’s employment within 24 months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata normal retirement benefit under the SERP as of such date.

Qualified Retirement Plans

    We sponsor the Four Oaks Bank & Trust Company Retirement Plan, which is a contributory profit-sharing plan in effect for substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The plan provides for employee contributions as a percentage of their annual salary up to the limit allowed by the Internal Revenue Service. We typically contribute matching funds of 25% of the first 6% of pre-tax salary contributed by each participant; however, contributions under the plan are made at the discretion of our board of directors.

    We also sponsor the Four Oaks Bank & Trust Company's Employee Stock Ownership Plan (“ESOP”) that makes our employees owners of stock in our company. The ESOP is available to full-time employees at least 21 years of age after six months of service. Contributions are voluntary by the company and employees cannot contribute. Stock issued is purchased on the open market, and we do not issue new shares in conjunction with the plan. Voluntary contributions are determined by our board of directors annually based on our performance and are allocated to employees based on annual compensation. No contributions were made for 2012 or 2011.

These plans apply to all qualified employees, including the named executive officers.

Severance and Change in Control Arrangements

Employment Agreements. As described in the “Amended and Restated Executive Employment Agreements” section above, we have Employment Agreements with each named executive officer and those Employment Agreements contain certain severance arrangements. As described above, if the executive officer’s employment is terminated without Cause prior to a Change in Control or because of Disability, the executive officer is entitled to receive as a lump sum an amount equal to his or her then current monthly salary for the greater of six months or the then remaining term of the Employment Agreement. In addition, the executive officer is entitled to receive certain severance benefits if his or her employment is terminated by us without Cause or by the executive officer for Good Reason within two years following a Change in Control. For purposes of the Employment Agreements, a Change in Control means one or more of the following occurrences:

•
A corporation, person or group acting in concert, as described in Section 14(d)(2) of the Exchange Act, holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of Four Oaks Fincorp, Inc., which constitutes more than 33% of the company’s then outstanding shares entitled to vote.

•
The consummation of a merger, share exchange, consolidation, or reorganization involving Four Oaks Fincorp, Inc. and any other corporation or entity as a result of which less than 50% of the combined voting power of

Four Oaks Fincorp, Inc. or of the surviving or resulting corporation or entity after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of Four Oaks Fincorp, Inc. immediately prior to such transaction.

•	All or substantially all of the assets of Four Oaks Bank & Trust Company or Four Oaks Fincorp, Inc. are sold, leased, or disposed of in one transaction or a series of related transactions.

•	An agreement, plan, contract, or other arrangement is entered into providing for any occurrence which, as defined in the Employment Agreements, would constitute a Change in Control.

Each of the Employment Agreements provides that if the executive officer’s employment is terminated following a Change in Control under the circumstances described above, he or she is entitled to receive a lump sum, cash severance payment equal to two times the amount of his or her most recent annual compensation, including the amount of his or her most recent bonus. In addition, the named executive officer is entitled to reimbursement for additional costs he or she incurs in obtaining health insurance benefits equivalent to the group benefit plan in which he or she participated prior to termination of employment for a 24-month period following the termination of employment or, if sooner, until he or she obtains comparable coverage in connection with subsequent employment.

Nonqualified Stock Option Plan. Our Nonqualified Stock Option Plan and the stock option agreements with each named executive officer provide the following:

•
In the event of any termination of a named executive officer’s employment that is either for cause or voluntary on the part of the officer and without our written consent, the options held by such officer immediately terminate.

•
In the event that (i) we are liquidated, (ii) we merge or consolidate with another entity and are not the surviving or resulting corporation (an “Acceleration Event”), or (iii) we sell all or substantially all of our assets, the vesting period accelerates for options held by all named executive officers and such options are treated as fully vested immediately prior to such Acceleration Event. The named executive officers then have the right to exercise the fully vested options before the effective date of the Acceleration Event and, to the extent not exercised before the effective date of the Acceleration Event, such options terminate.

•
In the event that the named executive officer's employment shall otherwise terminate (except by reason of his or her death), such officer may exercise his or her options (to the extent vested) at any time within 15 months after such termination but not more than five years after the date of the option grant. In the event that a named executive officer shall die while employed by the company or within 15 months after the termination of employment, any legatee by will, personal representative or distribution of the options, may exercise the officer's options (to the extent vested) at any time within 15 months after his or her death but not more than five years after the date of the option grant.

SERP. Pursuant to Mr. Lee’s SERP, in the event of a change in control of Four Oaks Fincorp, Inc. or Four Oaks Bank & Trust Company and termination of Mr. Lee’s employment within 24 months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata normal retirement benefit under the SERP as of such date.

Insurance. Upon the death of an executive, he or she is entitled to the life and accidental death and dismemberment insurance proceeds available through our benefit plans.

2012 Director Compensation

We use a combination of cash and option awards to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time directors expend in fulfilling their duties to us as well as the skill level required.

Our non-management directors were paid fees of $1,275 per month in 2012. The lead director was paid fees of $1,600 per month in 2012. In addition, the non-management chairman of each board committee was paid $375 and the other non-management directors were paid $325 for each board committee meeting they attended. During 2012, all of the non-management directors were paid a discretionary cash Christmas bonus of $200 and each non-management director serving on our board of directors as of February 27, 2012 received a stock option for 500 shares of our common stock.

The table below summarizes the compensation paid by us to non-management directors for the fiscal year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Paula Canaday Bowman	$17,575	$435	$200	$18,210
William J. Edwards	$25,000	$435	$200	$25,635
Warren L. Grimes	$28,225	$435	$200	$28,860
Percy Y. Lee	$19,850	$435	$200	$20,485
Dr. R. Max Raynor, Jr.	$17,625	$435	$200	$18,260
Michael A. Weeks	$34,800	$435	$200	$35,435
John W. Bullard	$29,550	$435	$200	$30,185
John Lampe II (4)	$15,375	$0	$200	$15,575
Robert G. Rabon (4)	$15,700	$0	$200	$15,900

(1)
Ayden R. Lee, Jr., our Chairman, President, and Chief Executive Officer, is not included in the table as he is an employee and thus receives no additional compensation for his services as a director. The compensation received by Mr. Lee as our employee is shown in the Summary Compensation Table that appears earlier in this Proxy Statement.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note N of our audited financial statements for the fiscal year ended December 31, 2012, included in our Annual Report on Form 10-K filed with the SEC on March 28, 2013. As of December 31, 2012, each director has the following number of options outstanding: Paula Canaday Bowman 2,000; William J. Edwards 2,000; Warren L. Grimes 2,000; Percy Y. Lee 2,000; Dr. R. Max Raynor, Jr. 2,000; Michael A. Weeks 2,000; and John W. Bullard 22,777. Mr. Bullard received 20,777 options at an exercise price of $10.92 and with an expiration date of July 18, 2015 as a result of the assumption of LongLeaf Community Bank stock options in connection with the 2008 merger of LongLeaf Community Bank with and into Four Oaks Bank & Trust Company and not as compensation for service on the board of directors.

(3)	Reflects a discretionary cash bonus of $200 for each director.

(4)	Mr. Lampe and Mr. Rabon were appointed to the board of directors on April 23, 2012.

Equity Compensation Plan Information

We maintain a Nonqualified Stock Option Plan and an Amended and Restated Employee Stock Purchase and Bonus Plan, as amended (referred to herein as the “Employee Stock Purchase and Bonus Plan” or the “Purchase Plan”). Neither of these plans are required to be, or has been, approved by our shareholders. We have also assumed (i) certain outstanding stock options granted under the LongLeaf Community Bank Director Stock Option Plan and LongLeaf Community Bank Employee Stock Option Plan in connection with our acquisition of LongLeaf Community Bank in April 2008 and (ii) certain outstanding stock options granted under the Nuestro Banco 2007 Nonstatutory Stock Option Plan and Nuestro Banco 2007 Incentive Stock Option Plan in connection with our acquisition of Nuestro Banco in December 2009. The following table sets forth aggregate information regarding our equity compensation plans as of December 31, 2012:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	N/A		N/A	N/A
Equity compensation plans not approved by security holders	214,250	(1)	$4.56	372,420	(2)
Total	214,250		$4.56	372,420

(1)
Represents shares issuable upon exercise of outstanding stock options under our Nonqualified Stock Option Plan. Excludes 27,125 shares issuable upon exercise of outstanding stock options assumed in the acquisition of LongLeaf Community Bank, which have a weighted-average exercise price of $10.92 per share, and 12,305 shares issuable upon exercise of outstanding stock options assumed in the acquisition of Nuestro Banco, which have a weighted-average exercise price of $40.79 per share.

(2)
Includes 328,520 shares of our common stock remaining available for future issuance under our Nonqualified Stock Option Plan and 43,900 shares of our common stock remaining available for future issuance under our Employee Stock Purchase and Bonus Plan.

Nonqualified Stock Option Plan

The Nonqualified Stock Option Plan provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees’ approval.

The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

As of April 3, 2013, 1,542,773 shares had been reserved for issuance under the Option Plan. As of April 3, 2013, there were 273,550 outstanding stock options, and 269,220 shares remained available for future grants. During

2012, options to purchase 59,325 shares of our common stock were granted at an average exercise price of $1.70 per share.

Employee Stock Purchase and Bonus Plan

The Employee Stock Purchase and Bonus Plan is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the compensation committee of our board of directors, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under Section 423 of the Code.

Once a year, participants in the Purchase Plan may purchase our common stock at fair market value equal to 5% of their compensation, up to $1,000. We match in cash 50% of the amount of each participant’s purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

On March 28, 2013, we increased the number of shares reserved for issuance under the Purchase Plan by 150,000 shares from 368,554 to 518,554. As of April 3, 2013, 518,554 shares of our common stock had been reserved for issuance under the Purchase Plan, and 401,028 shares had been purchased. During 2012, 63,058 shares were purchased under the Purchase Plan.

Certain Transactions

Certain of our directors and executive officers, members of their immediate families, and entities with which they are involved are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. All loans and other extensions of credit made by the bank to such individuals are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

We sold $12 million aggregate principal amount of subordinated promissory notes in several closings from May through August 2009. In the initial closing on May 15, 2009, Percy Y. Lee, a current director of our company, and his spouse Joyce Lee jointly purchased $250,000 principal amount of the notes, and Peggy Edwards, the spouse of William J. Edwards, another director, also purchased $250,000 principal amount of the notes. On July 21, 2009, Guy C. Lee Mfg. Company, a company in which director John Harold Lampe, II owns a one-fourth interest, purchased $1 million principal amount of the notes. Mr. Lampe’s eight (8) children, who live in his household, each own a 3.125% interest in Guy C. Lee Mfg. Company. We are obligated to pay interest on the notes at an annualized rate of 8.5% payable in quarterly installments commencing on the third month anniversary of the date of issuance of the notes. As of April 3, 2013, we have paid $79,688 in interest on each of the notes held by Mr. and Mrs. Lee and by Mrs. Edwards and $297,500 in interest on the note held by Guy C. Lee Mfg. Company. We may prepay the notes held by Mr. and Mrs. Lee and Mrs. Edwards at any time after May 15, 2014, and the note held by Guy C. Lee Mfg. Company at any time after July 21, 2014, subject to compliance with applicable law.

Upon the occurrence, and during the continuation, of an event of default under which we fail to pay any amounts when due or fail to observe or perform any material covenant that remains uncured for 30 days, the notes will bear interest at a rate equal to the lesser of the existing interest rate plus 2% or the maximum rate permissible under law. In addition, payment of the notes will be automatically accelerated if we enter voluntary or involuntary bankruptcy or insolvency proceedings.

The notes are unsecured and subordinated to (i) all indebtedness we owe to our secured creditors and general creditors; (ii) obligations arising from off-balance sheet guarantees and direct credit substitutes; (iii) obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements; and (iv) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance any senior indebtedness or any indebtedness arising from the satisfaction of any such senior indebtedness by a guarantor.

We had no other transactions with related persons in 2011 or 2012 required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and there are no such transactions currently proposed for 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports that were furnished to us by such persons and the written representations from our officers and directors, we believe that during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied, except Dr. R. Max Raynor, Jr. failed to timely file a Form 4 for shares that he purchased on June 14, 2012.

AUDIT FIRM FEE SUMMARY

During the fiscal years ended December 31, 2012 and 2011, we retained Dixon Hughes Goodman LLP, as our independent auditor to provide services in the following categories and amounts:

	2012	2011
Audit Fees(1)	$202,472	$250,164
Audit-Related Fees(2)	$15,193	$9,995
Tax Fees(3)	$12,750	$27,520
All Other Fees(4)	$875	$0

TOTAL	$231,290	$287,679

(1)
“Audit Fees” are fees for professional services billed by Dixon Hughes Goodman LLP for the audit of our annual financial statements, for the reviews of financial statements included in our quarterly reports on Form 10-Q and for services provided in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are fees billed for assurance and related services performed by Dixon Hughes Goodman LLP that are reasonably related to the performance of the audit or review of our financial statements, and are not reported above under “Audit Fees.” In 2012 and 2011, these services included accounting and reporting consultations.

(3)
“Tax Fees” are fees billed for professional services performed by Dixon Hughes Goodman LLP with respect to tax compliance, tax advice, and tax planning. In 2012 and 2011, these services included preparation of income tax returns and quarterly estimated income tax payments. Additionally, in 2011 these services included assistance with an IRS examination.

(4)
“All Other Fees” are fees billed for other products and services provided by Dixon Hughes Goodman LLP that do not meet the above category descriptions. These fees relate to questions about 1099C reporting.

Our audit and risk committee has considered the compatibility of the non-audit services performed by and fees paid to Dixon Hughes Goodman LLP in fiscal year 2012 and fiscal year 2011 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2012, Dixon Hughes Goodman LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit and risk committee. In determining whether to approve a particular audit or permitted non-audit service, our audit and risk committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit and risk committee also considers whether the independent auditor is best positioned to provide the most effective and efficient services to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. All audit fees, audit-related fees, tax fees, and all other fees for 2012 and 2011 were pre-approved by the audit and risk committee.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit and risk committee of the board of directors has appointed Cherry Bekaert LLP (“CB”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A representative of CB is expected to be present at the annual meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement. We do not expect a representative of Dixon Hughes Goodman LLP (“DHG”), our independent registered public accounting firm for the fiscal year ending December 31, 2012, to be present at the annual meeting.

Although shareholder ratification of the appointment is not required by law, our company desires to solicit such ratification as a matter of good corporate governance. If the appointment of CB is not ratified by a majority of the shares cast at the annual meeting, the audit and risk committee will consider the appointment of another independent registered public accounting firm for subsequent fiscal years.

Dismissal of Dixon Hughes Goodman LLP

On April 2, 2013, we dismissed DHG as our independent registered public accounting firm, and on April 4, 2012, we engaged CB as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The decision to change independent registered public accounting firms was approved by the audit and risk committee.

DHG's reports on our financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of DHG's dismissal, there were (i) no disagreements between us and DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreements in connection with its reports; and (ii) except with respect to the material weaknesses described below, no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. As previously disclosed, in connection with the preparation of our financial statements for the quarters ended March 31, 2011 and June 30, 2011, our management concluded that certain material weaknesses in our internal control over financial reporting existed. These material weaknesses related to effective identification and valuation of impaired loans, certain reconciliation and review procedures specific to the determination of the allowance for loan losses, and effective and timely valuation adjustments pertaining to foreclosed assets. Our management determined that these material weaknesses had been remediated as of September 30, 2011 and did not report any material weaknesses in our Management's Report on Internal Control Over Financial Reporting included in Part II, Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2011. The audit and risk committee has discussed the material weaknesses described above with DHG and has authorized DHG to respond fully to the inquiries of CB concerning such material weaknesses and any other matters.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of CB's engagement, we did not consult with CB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and CB did not provide either a written report or oral advice to us that CB concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

We provided DHG a copy of these disclosures and requested that DHG furnish us with a letter addressed to the SEC stating whether or not DHG agrees with the above statements. A copy of such letter, dated April 4, 2013, furnished by DHG in response to that request is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on April 5, 2013.

Vote Requirement

Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013 AS DESCRIBED IN THIS PROPOSAL NO. 2.

Proposal No. 3

APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Our board of directors has approved and voted to recommend to our shareholders for their approval an amendment to the Articles of Incorporation to increase the aggregate number of shares of common stock that we are authorized to issue from 20,000,000 shares to 80,000,000 shares. The text of the proposed amendment is attached to this Proxy Statement as Appendix A and is incorporated herein by reference, and the description set forth herein is qualified in its entirety by reference to the text of the proposed amendment.

Background and Reasons

The Articles of Incorporation currently authorize the issuance of up to 20,000,000 shares of common stock. As of the close of business on April 3, 2013, there were 7,919,646 shares of common stock issued and outstanding and 1,927,392 shares reserved for future issuance under our equity compensation and purchase plans and for other purposes.

The board of directors believes that it is in our company's best interest to increase the number of authorized shares of common stock to make additional shares available for issuance. The proposed increase in the number of authorized shares would provide the board of directors with flexibility in considering and planning for future corporate needs, including, but not limited to, financing transactions, such as public or private offerings of common stock or convertible securities, acquisitions or other strategic transactions, as well as other general corporate transactions. Given the limited potential market value of authorized shares of our common stock that are currently available for issuance, we are potentially constrained from raising additional capital or pursuing future corporate transactions that may be in our best interest, without the expense and delay associated with calling a special meeting of our shareholders. Such expense or delay could be detrimental to our company and our shareholders. Other purposes for which our newly authorized shares could be used at some point in the future include, among other things, the use of additional shares for our company's equity compensation and purchase plans, the declaration of stock splits, stock dividends or distributions, and other bona fide corporate purposes.

Management has no present arrangements, agreements, understandings, or plans for the issuance of the additional shares of common stock proposed to be authorized by the amendment to the Articles of Incorporation.

The issuance of additional shares of common stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder's percentage voting power in our company. Holders of our common stock do not have preemptive rights to subscribe for additional securities that may be issued by our company, which means that current shareholders do not have a prior right to purchase any new issue of stock of our company in order to maintain their proportionate ownership interest.

If this proposal is approved, the additional shares of common stock authorized by the amendment to the Articles of Incorporation may be issued without further action by our shareholders, except as may be required by law, regulation, or rule. The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding.

Vote Requirement

The amendment to the Articles of Incorporation to increase the aggregate number of shares of common stock that we are authorized to issue from 20,000,000 shares to 80,000,000 shares requires the affirmative vote of the holders of at least a majority of our capital stock issued and outstanding and entitled to vote thereon. Abstentions and broker non-votes will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Proposal No. 4

ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract and retain the executive talent essential to the achievement of our strategic and operational goals and the achievement of increased shareholder value. We believe that our compensation policies and procedures are competitive and focused on performance and that such compensation policies and procedures create interests for our executive officers that are strongly aligned with the long-term interests of our shareholders.

As required by Section 14A of the Securities Exchange Act of 1934, we are providing our shareholders with an advisory (nonbinding) vote on the compensation of our executive officers. This proposal, commonly known as a “Say-on-Pay” proposal, is designed to give you as a shareholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related narrative disclosure.”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in this proxy statement, including in the compensation tables and narrative disclosure, as well as the following factors:

•	Our named executive officers' base salaries have not increased since 2009 given the challenging economic environment and its impact on our company.

•	Compensation decisions for our Chief Executive Officer and other named executive officers are made by a committee of independent directors.

•
Based on a review of executive compensation at comparable companies by Matthews, Young - Management Consulting, the total annual cash compensation of our Chief Executive Officer and Chief Operating Officer is below the 25th percentile, and the total annual cash compensation of our Chief Banking Officer is slightly above the median.

Because your vote is advisory, it will not be binding upon the board of directors, it will not overrule any decision by the board of directors and it will not create or imply any additional fiduciary duties on the board of directors or any of its members. However, the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Requirement

Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NONBINDING) APPROVAL OF EXECUTIVE COMPENSATION.

Proposal No. 5

ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As discussed in Proposal No. 4 above, we are providing our shareholders an advisory (nonbinding) vote on the compensation of our executive officers. The advisory vote described in Proposal No. 4 above is referred to as a “Say-on-Pay” vote. In Proposal No. 5, we are asking our shareholders to determine, on an advisory (nonbinding) basis, whether the preferred frequency of a Say-on-Pay advisory vote should be every year, every two years, or every three years. Section 14A of the Exchange Act requires that we submit this proposal on the frequency of the Say-on-Pay vote to our shareholders at least once every six years.

You may cast your advisory vote on whether the Say-on-Pay vote will occur every one, two, or three years, or you may abstain from voting in response to the resolution set forth below:

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of our named executive officers as set forth in this proxy statement should be every year, every two years, or every three years.”

Because your vote is advisory, it will not be binding upon the board of directors, it will not overrule any decision by the board of directors and it will not create or imply any additional fiduciary duties on the board of directors or any of its members. However, we will take into account the outcome of the vote when making future decisions regarding the frequency of future Say-on-Pay votes. In Proposal No. 5, you are not voting “for” or “against” any proposal or recommendation by the board of directors but, rather, you are voting for the option (every one, two, or three years) you believe is the most appropriate.

The board of directors recommends that shareholders vote in favor of holding our Say-on-Pay advisory vote to approve executive compensation every year. In making this recommendation, the board of directors considered the relevant merits of each of the three frequency alternatives. The board of directors believes that holding the Say-on-Pay advisory vote every year will allow our shareholders to provide timely, direct input on our executive compensation policies and procedures as disclosed in the proxy statement each year.

Vote Requirement

Assuming the presence of a quorum, approval of the proposal requires that the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Under North Carolina law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and broker non-votes will not count as votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” (AS OPPOSED TO TWO YEARS OR THREE YEARS) FOR THE FREQUENCY OF FUTURE SHAREHOLDER VOTES TO APPROVE EXECUTIVE COMPENSATION.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the financial statements and schedules thereto, as filed with the SEC (without exhibits) will be furnished, without charge, upon written request to any of our shareholders. Such requests should be addressed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Any proposals that shareholders intend to present for a vote of shareholders at the 2014 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before January 3, 2014 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after January 3, 2014 will not be considered for inclusion in our proxy materials for our 2014 annual meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

In addition, if a shareholder intends to present a matter for a vote at the 2014 annual meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before March 19, 2014 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (ii) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided: (a) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (b) the proponent fails to (x) provide us with a written statement, on or before March 19, 2014, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

OTHER MATTERS; DISCRETIONARY AUTHORITY

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the annual meeting. If any such matters come before the annual meeting, the proxies named in the accompanying proxy card will vote in accordance with their judgment.

All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the annual meeting, then he or she may revoke his or her proxy and vote in person.

REQUESTS FOR DIRECTIONS TO OUR ANNUAL MEETING

The 2013 Annual Meeting of Shareholders will be held in the cafeteria of Four Oaks Elementary School, located at 180 West Hatcher Street, Four Oaks, North Carolina, on Monday, June 3, 2013, at 7:00 p.m., local time. Requests for directions to the meeting location may be directed to Wanda J. Blow, Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

By Order of the Board of Directors
May 3, 2013
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer,
and President

Appendix A

Articles of Amendment to
Articles of Incorporation of
Four Oaks Fincorp, Inc

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is Four Oaks Fincorp, Inc.

2.    The Articles of Incorporation of the corporation are hereby amended as follows:

    Article III, Section (a) of the Articles of Incorporation is hereby deleted in its entirety and is replaced with the following Article III, Section (a):

“(a)    Common stock. The corporation shall have authority to issue eighty million (80,000,000) shares of common stock with a par value of One Dollar ($1.00) per share.”

3.    The foregoing amendment was approved by, and proposed and recommended to the corporation's shareholders by, the Board of Directors on March 25, 2013, and approved by the shareholders on June 3, 2013, in accordance with the provisions of Chapter 55 of the North Carolina General Statutes.

4.     These Articles of Amendment will become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand this __ day of ______, 2013.

FOUR OAKS FINCORP, INC.

By:
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer, and President

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FOUR OAKS FINCORP, INC.
FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Ayden R. Lee, Jr. and Dr. R. Max Raynor, Jr. as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held in the cafeteria of Four Oaks Elementary School, located at 180 W. Hatcher Street, Four Oaks, North Carolina on Monday, June 3, 2013 at 7:00 p.m., and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided on the reverse side. The Board recommends a vote “FOR” proposals #1, #2, #3 and #4 and a vote for “ONE YEAR” for proposal #5 listed on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE
--------------------------------------------------------------------------------

FOUR OAKS FINCORP, INC. -- ANNUAL MEETING, JUNE 3, 2013

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5662

You can vote in one of three ways:

1. Call toll free 1-855-822-7113 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2. Via the Internet at http://www.rtcoproxy.com/fofn and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy
FOUR OAKS FINCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 3, 2013

1. To elect the following nominees to the board of directors

[] For     [] Withhold [] For All
     All    Except

Nominees:
(01) Robert Gary Rabon
(02) William J. Edwards
(03) John H. Lampe, II
(04) Percy Y. Lee
(05) Ayden R. Lee, Jr.
(06) Warren L. Grimes
(07) Michael A. Weeks
(08) Dr. R. Max Raynor, Jr.
(09) Paula Canaday Bowman

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) MARK “FOR ALL EXCEPT” AND WRITE THAT NOMINEE(S) NAME ON THE LINE PROVIDED BELOW.

------------------------------------------------------

2.	To ratify the appointment of Cherry Bekaert LLP as Four Oaks Fincorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2013

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN

------------------------------------------------------

3. To approve an amendment to the Articles of Incorporation of Four Oaks Fincorp, Inc., as amended, increasing the number of authorized shares of our company's common stock from 20,000,000 to 80,000,000

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN
------------------------------------------------------

4. To vote, on an advisory (nonbinding) basis, to approve executive compensation

[ ]     FOR

[ ]     AGAINST

[ ]     ABSTAIN

------------------------------------------------------

5. To vote, on an advisory (nonbinding) basis, on the frequency of future shareholder advisory votes to approve executive compensation

[ ]     ONE YEAR

[ ]     TWO YEARS

[ ]     THREE YEARS

[ ]     ABSTAIN

------------------------------------------------------

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” PROPOSALS #1, #2, #3 AND #4 AND A VOTE FOR “ONE YEAR” FOR PROPOSAL #5 AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.

Please be sure to date and sign
this proxy card in the box below. Date __________________

-----------------------------------------------
Shareholder sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***
--------------------------------------------------------------------------------

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

--------------------------------------------------------------------------------
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy card. Please note that telephone and Internet votes must be cast prior to 3 a.m., June 3, 2013. It is not necessary to return this proxy card if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 3, 2013:
    1-855-822-7113

Vote by Internet

anytime prior to 3 a.m., June 3, 2013, go to http://www.rtcoproxy.com/fofn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/5662

Your vote is important! Control Number _______